Exhibit 99.1

Rise Gold Intersects 149 gpt Gold over 6.8 meters at Idaho-Maryland

●	1st drill hole in 52 Vein area assays 149.3 gpt gold over 6.8 m

●	Confirms the 52 Vein area as a significant exploration target

●	Drilling of the Idaho #1 Vein target currently in-progress

December 13, 2018 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) is pleased to announce additional assay results from on-going diamond core drilling at the Idaho-Maryland (“I-M”) Gold Project.

The exploration drill program at the Idaho-Maryland continues to be successful and recent drilling tested several new targets which produced the highest-grade gold intercept to-date.

Very high-grade gold mineralization was encountered in the first hole to test the 52 Vein area. The 52 Vein area lies above the Idaho #1 Vein target and most drill holes are expected to pierce the 52 Vein target en route to the Idaho #1 Vein target.

Drill hole I-18-10 intersected a quartz shear vein and a wide zone of extensional veining. This intersection is interpreted to be a continuation of the 52 Vein where historic mining and exploration were conducted prior to mine shut-down in the 1950’s.

The mineralization in the I-18-10 intercept consists of a quartz shear vein and zones of extensional quartz veins in the hanging wall and footwall of the vein.

●	Hanging wall stringers of the 52 Vein assayed 1.8 gpt gold over 7.6 m.

●	The 52 shear vein assayed 3.2 gpt gold over 6.4 m.

●	An extensional vein in the footwall with visible gold assayed 97.3 gpt gold over 0.5 m.

●	A series of stringers in the footwall of the 52 Vein assayed 149.3 gpt gold over 6.8 m including an extensional vein in the footwall which contained visible gold and assayed 2,190 gpt gold over 0.5 m.

The mineralization encountered in the I-18-10 intercept is similar to mineralization annotated on historic mining maps and detailed in reports produced at the time. The historic operator conducted mining and exploration in the 52-Vein area in both the regular shear veins and zones of extensional veining in both the hanging wall and footwall of the 52 Vein.

The 52 Vein area is a significant exploration target. Historic exploration drifting and mining in 52 Vein mineralization to the east of the I-18-10 intercept and historic drill holes and mining to the north outline a lateral area to be explored of approximately 365 m x 495 m. Further drilling is required to determine the extent and nature of mineralization in the 52 Vein exploration target area. The casing for drill hole I-18-10 was left in-place and further testing in the area of the high-grade intercept can be done efficiently using branch holes in the future.

A summary of drill hole assay results from recent exploration diamond drilling are presented in Table 1 and illustrated in Figure 1. Collar orientation data for the drill holes are detailed in Table 2. A detailed summary of the 52 Vein area is outlined in Section 9.1.2 of the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on the Company website and at www.sedar.com.

Additional drawings showing the 52 Vein drill hole intercepts can be downloaded from the following link.

https://riseg.sharefile.com/d-s32dcc87347e42ffb

TABLE 1 – New Drill Hole Intercept Highlights

Hole	From (m)	To (m)	Gold (gpt)	Intercept Length (m)	Estimated True Width (m) *	Vein

B-18-06	682.8	688.6	2.6	5.8	4.1	B10
B-18-06	766.5	775.5	4.9	9.0	8.2	B41
B-18-07	733.3	736.4	3.0	3.0	2.4	B6
B-18-07	746.5	750.1	4.0	3.7	2.8	B10 HW
B-18-07	757.0	760.8	1.9	6.8	5.4	B10 FW
Z-18-08	No significant mineralization
Z-18-09	309.7	316.4	3.3	6.7	?	Zebra
I-18-10	171.1	174.6	4.7	3.5	?	Zebra
I-18-10	958.0	965.6	1.8	7.6	?	52 HW “Stringers”
I-18-10	965.6	972.0	3.2	6.4	?	52 Shear Vein
I-18-10	978.0	978.5	97.3	0.5	?	52 FW “Stringer”
I-18-10	987.8	994.6	149.3	6.8	?	52 FW “Stringers”
Including	993.4	993.9	2190	0.5	?

*	Estimated true widths for the B6, B10, & B41 Veins are based on modeling from previous drill intercepts and historic mining.

The Company is not able to reliably estimate true widths for the 52 Vein mineralization and for the Zebra Zone until further drilling is completed.

TABLE 2 – Drill hole Orientations at Collar

Hole	Depth (m)	Azimuth (degrees)	Inclination (degrees)
B-18-06	981	40	-73
B-18-07	807	331	-60
Z-18-08	318	90	-64
Z-18-09	321	80	-64
I-18-10	1025	314	-61

FIGURE 1 – 52 Vein Intercept – Plan View

PLAN VIEW
Overview of
I-18-10 intercept
2500 m N
2300 m N
2100 m N
1900 m N
1700 m N
1500 m N
2400 m E
2600 m E
2800 m E
3000 m E
Historic Drill hole
I2400-30
52 Vein
4.1 gpt Au / 6.1 m &
5.4 gpt Au / 13.3 m
52 VEIN
EXPLORATION AREA
I2400L
30 WINZE
1 RAISE
495 m
Historic Drill hole
I2400-31
52 Vein
16.5 gpt Au / 9.1 m
I2400-30
I2400-31
A'
Idaho #2 Vein
Historic operator drifted in from 30 Winze on the Idaho #2 Vein which entered the "Brunswick Block" and the 52 Vein discovery
I2700L
I2800L
Historic mining stopes on 52 Vein above I2700L
SECTION A-A'
I-18-10
52 Vein
1.8 gpt Au / 7.6 m &
3.2 gpt Au / 6.4 m &
97.3 gpt Au / 0.5 m &
149.3 gpt Au / 6.8 m
I2830L
365 m
17 X-CUT
1954
Drifting on two stringers beneath the 52 Vein. Reported to be "well mineralized"
Z-18-09
Zebra Zone
3.3 gpt Au / 6.7 m
DETAIL VIEW
60 Winze
1950
Winze driven on 52 Vein
Historic channel samples average 15.5 gpt Au / 1.5 m
I-18-10
Z-18-09
Z-18-08
N
W
E
S
I-18-10
"Zebra" like rocks
4.7 gpt Au / 3.5 m
SCALE
200 m
RISE GOLD CORP
PLAN VIEW

FIGURE 2 – 52 Vein Intercept – Section View

52 Vein Area

In October 1940, the historic operator completed the deepening of the 30 Winze from the I2000 level to the I2700 level and commenced drifting on the Idaho #2 Vein to the south west. Drifting through mineralization continued beyond the expected limit of the Idaho #2 Vein into the Brunswick “Porphyrite” Block and at the forced wartime shut down in 1942 the company had completed over 400 meters of exploration drifting in continuous mineralization on an apparent new vein structure. The mineralization discovered was unusual as it had never been encountered in this area before and had an unusually flat dip in comparison to the other veins of the mine. The historic operator remarked that the discovery constituted a “wholly new development in the geology of the mine”1.

After the mine reopened following WWII, the historic operator continued exploration in the area with significant additional mineralization discovered in 1948 showing widths up to 9 meters and assays up to 55 gpt gold. By 1951, the 52 Vein had become one of the most important areas in the mine. Abundant “specimen ore” was reported in addition to the regular gold content of quartz vein mineralization. Reports in 1951 indicate over 1400 oz of gold in “specimen ore” alone was removed from the mine in less than 2 months. Data from train car sampling is available from 1950 – 1952 which show an average diluted mine grade of ~10.6 gpt gold from mining in the 52 Vein area234.

The 52 Vein area presented logistical difficulties due to the lack of infrastructure in the area. Moving rock to surface required a 450 m tram along I2700 level to 30 Winze, hoisting via 30 Winze from I2700 to I2000 level, a 1200 m tram on I2000 level to the Idaho shaft, and then hoisting of the ore to surface through the inclined Idaho shaft5. The difficulty in moving rock impeded the development of the area and was not resolved until 1954 when a connection was made to the New Brunswick Shaft on B3280 level6.

Mineralization in the 52 Vein area consists of gently dipping shear veins with substantial extensional veining or “stringer” mineralization in the footwall and hanging wall of the veins. Stoping of the shear veins was undertaken by the historic operators with overlapping stopes and slashing of the adjacent stringer mineralization. The shear veins generally ranged in width from 2 – 3 m but mining widths exceeded 12 m in some areas where adjacent “stringer” mineralization was present. Much drifting was done in the stringer mineralization located in the footwall of the 52 Vein and in the final year of the mine’s operation the 17 cross-cut was driven 110 meters into the footwall of the 52 Vein where it was reported to be well mineralized1.

Drill hole I-18-10 intersected multiple mineralized horizons believed to correlate with the historic 52 Vein area. The intercept shows extensional veins persisting into the footwall of the 52 Vein for a significant distance with some of these veins showing visible gold.

Two historic exploration diamond drill holes are located north of the I-18-10 intercept and assayed up to 16.5 gpt gold over 9.1 m. The historic drill holes were drilled at a poor orientation to the mineralization as they were drilled sub-horizontally into the flat-lying to gently dipping structure. These historic drill holes likely did not pierce the entire 52 Vein mineralized horizon7.

Historic exploration drifting and mining in 52 Vein mineralization to the east and historic drill holes and mining to the north outline a potential exploration area of approximately 365 m x 495 m. The 52 Vein area has exploration potential in both the shear veins and in areas where extensional veins are sufficiently concentrated to allow bulk mining. Further drilling is required to determine the extent and nature of mineralization in the 52 Vein exploration target area. Many of the drill holes that are planned for testing of the Idaho #1 Vein will also pierce the 52 Vein target area.

Zebra Zone Drilling

Two drill holes, Z-18-08 and Z-18-09, targeted the Zebra Zone target. The Zebra Zone is a unique area of the Brunswick Mine where gold and quartz veins are hosted in a large block of calcareous meta-sediments, historically referred to as “black slates”. Drill hole I-18-10 intersected “Zebra” style mineralization in similar meta-sedimentary rocks. Further drilling is required in this area to determine the orientation of the mineralization and properly test the target. Drill hole Z-18-09 intersected 3.3 gpt gold over 6.7 m and drill hole I-18-10 intersected 4.7 gpt gold over 3.5 m in “Zebra” type host rocks.

Brunswick Zone Drilling

Drill holes B-18-06 and B-18-07 successfully expanded several previously intersected Brunswick veins at depth. (See Rise Gold news releases dated August 7th, July 23rd, June 28th, and January 3rd, 2018)

Drill hole B-18-06 intersected the B41 Vein below the B2300 level, with an intercept of 4.9 gpt gold over 9.0 m and B-18-07 extended the B10 Veins below the B1880 level.

The B41 Vein is believed to be a significant target at the Brunswick Mine due to is exceptional width and increasing grade with proximity to the 6-3 Fault.

The Company’s exploration program is currently focussed on the Idaho #1 Vein target and further drilling of the Brunswick veins will be done in the future.

Drawings showing the Brunswick drill hole intercepts can be downloaded from the following link.

https://riseg.sharefile.com/d-sb5ba2faabf345869

Quality Control and Assay Methods

Richard Lippoth, M.Sc, CPG, the qualified person for the exploration drill results disclosure contained in this news release, has studied the drill core discussed in this news release and has reviewed the analytical and quality control results. Mr. Lippoth has reviewed and approved the scientific and technical contents of this news release.

Benjamin Mossman, P.Eng, CEO of Rise Gold, is the qualified person for the historic production disclosure contained in this news release. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com.

Rise has implemented a quality control program for its drill program to ensure best practice in the sampling and analysis of the drill core. This includes the insertion of blind blanks, duplicates and certified standards. HQ- and NQ-sized drill core is saw cut with half of the drill core sampled at intervals based on geological criteria including lithology, visual mineralization, and alteration. The remaining half of the core is stored on-site at the Company’s warehouse in Grass Valley, California. Drill core samples are transported in sealed bags to ALS Minerals analytical assay lab in Reno, Nevada.

All gold assays were obtained using a method of screen fire assaying. This procedure involves screening a large pulverized sample of up to 1 kg at 100 microns. Any +100 micron material remaining on the screen is retained and analyzed in its entirety by fire assay with gravimetric finish and reported as the Au (+) fraction result. The –100 micron fraction is homogenized and two sub-samples of 30-50 grams are analyzed by fire assay with AAS finish. If the grade of the material exceeds 10 gpt the sample is re-assayed using a gravimetric finish. The average of the two results is taken and reported as the Au (-) fraction result. All three values are used in calculating the combined gold content of the plus and minus fractions.

Detailed production information from the internal records of the Idaho Maryland Mine are available for the period from 1926-1955. In general, the Idaho Maryland Mines Co. appears to have been a well-run company with excellent record keeping. The qualified person believes this information is reliable but some of the source documents used by the authors of these documents are not available for reconciliation.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is a past producing gold mine with total past production of 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.

[1]	Idaho Maryland Mines Co. Geologist Monthly Status Reports (Internal Reports). (1940-1954)
[2]	Grass Valley Union. New Vein at Idaho May Go 30 Feet Wide. (Dec 1948)
[3]	Los Angeles Times. New Grass Valley Gold Find Shows Vast Promise. (May 1951)
[4]	Idaho Maryland Mines Co. Weekly Muck Car Sampling (Internal Records). (Mar 1950 – Dec 1952)
[5]	Idaho Maryland Mines Co. Mine Manager Monthly Summary Reports (Internal Reports). (1940-1953)
[6]	Clark, Jack. Gold in Quartz: The Legendary Idaho Maryland Mine. (2005)
[7]	Kulla, Greg (AMEC). Technical Report on the Idaho-Maryland Project. (June 2017)